UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

Modification to Certain Terms of the Project Crowfoot Incentive Program

On October 15, 2008, the Compensation Committee of our Board of Directors amended the Project Crowfoot Incentive Program (“Program”), to extend the dates for attainment of the defined milestones (“Milestones”) under the Program. The Program is intended to reward certain of our executive officers (four persons) and a consultant through the award and vesting of up to 172,500 shares of our Common Stock upon attainment of the Milestones related to our “Greenfield” activated carbon (“AC”) manufacturing facility. The facility is being developed by Red River Environmental Products, LLC, a wholly-owned subsidiary of Crowfoot Development, LLC, our joint venture with Energy Capital Partners I, LP and its affiliated funds. The Program is authorized pursuant to our 2007 Equity Incentive Plan. The Milestones under the Program are as follows:

•	Strategic Partner Plus Promote

•	Off-Take Contracts

•	Financial Close; and

•	Project Schedule – Plant Start up

We extended the deadlines for attaining each of the Milestones, except for the deadline applicable to the “Strategic Partner Plus Promote” Milestone, which was waived. As adopted, the Program includes provisions that operate to reduce the number of shares to be vested upon attainment of a Milestone by five percent (5%) for each full month past the due date that a Milestone remains unsatisfied. The amendments were approved to eliminate the effect of this provision for the “Strategic Partner Plus Promote” Milestone owing to its not being attained by the original due date, and to extend the due dates for the subsequent Milestones by five months from their respective original due dates due to delays in the project largely resulting from the acquisition of our designated engineering, procurement and construction company, which the Compensation Committee determined should not penalize the Program grantees. No other changes were made to the Program.

The “Strategic Partner Plus Promote” Milestone was attained on October 1, 2008, and all of the shares of Common Stock dedicated to that Milestone (totaling 35,833 shares, including 32,500 granted to four of our officers) will vest in the grantees as of the next open trading window for the Company’s stock in accordance with the Company’s insider trading policy. The officers whose shares will vest as a result of attainment of this Milestone are our Chief Executive Officer Dr. Michael Durham (12,500 shares), our Executive Vice President, Secretary and Chief Financial Officer Mr. Mark McKinnies (10,000 shares) and our Chief Operating Officer Ms. C. Jean Bustard (10,000 shares).

A summary description of the Program can be found in our definitive proxy statement filed with the SEC on April 29, 2008. We filed copies of the Program documents with the SEC as Exhibit 10.45 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, which was filed with the SEC on May 6, 2008. These filings can be reviewed on the SEC’s Edgar filing system, which can be accessed on the internet at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc.
Registrant

Date: October 20, 2008	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior VP & Chief Financial Officer